As filed with the Securities and Exchange Commission on June 30, 2008

Registration No. 333-151588

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 1

To

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	13-3675988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(312) 474-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Neithercut

President and Chief Executive Officer

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(312) 474-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hal M. Brown, Esq.

DLA Piper US LLP

203 North LaSalle Street, Suite 1900

Chicago, Illinois 60601

(312) 368-4012

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (1)
Common Shares of Beneficial Interest, $0.01 par value per share	370,490	$42.28	$15,662,928	$616

(1)	An additional 437 shares are being registered by this Amendment No. 1. The filing fee of $615 for the initial 370,053 shares registered by this Registration Statement was previously paid.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on June 9, 2008 with respect to 370,053 shares initially registered on this Registration Statement. The registration fee with respect to the 437 shares registered by this Amendment No. 1 was computed in accordance with Rule 457(c) based on the average ($39.10) of the high and low reported sales prices on the New York Stock Exchange on June 26, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is unlawful.

Subject to Completion

Dated June 30, 2008

PROSPECTUS

370,490 Shares

EQUITY RESIDENTIAL

Common Shares of Beneficial Interest

This prospectus relates solely to the offer and sale from time to time of up to 370,490 of our common shares of beneficial interest (“Common Shares”) by the persons listed below, who are, or may become, shareholders of Equity Residential. In this prospectus we refer to these persons as the Selling Shareholders. We may issue such Common Shares to the Selling Shareholders, upon their request, in exchange for their units of limited partnership interest in ERP Operating Limited Partnership, our operating partnership.

The Selling Shareholders may offer their common shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. The Selling Shareholders may sell their Common Shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

We are registering the Common Shares to permit the holders to sell without restriction in the open market or otherwise, but the registration of these Common Shares does not necessarily mean that any holders will elect to exchange their units of limited partnership interest in our operating partnership or offer or sell any of these Common Shares. Also, we may elect to pay cash for the units of our operating partnership tendered rather than issue Common Shares. Although we will incur expenses in connection with the registration of the 370,490 Common Shares, we will not receive any cash proceeds upon their issuance.

The Common Shares are listed on the New York Stock Exchange under the symbol “EQR”.

Investing in our securities involves risk. Before buying our securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission. See “Special Note Regarding Forward-Looking Statements.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common share, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in that section. These forward-looking statements relate to, without limitation, our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms. The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated herein by reference, and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we are required to file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You may read and copy these reports, proxy statements and other information at the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the reports, proxy and information statements and other information regarding issuers that file electronically with the Commission by accessing the Commission’s World Wide Web site at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the documents listed below with the Commission under the Exchange Act and these documents are incorporated into this prospectus by reference (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

a.	Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-12252).

b.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (File No. 001-12252).

c.	Current Reports on Form 8-K filed on January 4, 2008 and May 30, 2008 (File No. 001-12252).

d.	Description of our common shares contained in our registration statement on Form 8-A/A dated August 10, 1993.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of all Common Shares under this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or any exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded by inconsistent statements in any document we file in the future that will be deemed incorporated by reference herein, including any prospectus supplement that supplements this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. Subject to the foregoing, all information appearing in this prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will provide, without charge, copies of all documents that are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Martin McKenna (telephone number: (312) 474-1300).

Unless otherwise indicated, when used herein, the terms “we” and “us” refer to Equity Residential, a Maryland real estate investment trust, and its subsidiaries, including ERP Operating Limited Partnership, its operating partnership.

THE COMPANY

We are a Maryland real estate investment trust (“REIT”) formed in March 1993 and are an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. We have elected to be taxed as a REIT.

We are one of the largest publicly traded real estate companies and the largest publicly traded owner of multifamily properties in the United States of America (based on the aggregate market value of our outstanding common shares, the number of apartment units wholly owned and total revenues earned). Our corporate headquarters are located in Chicago, Illinois and we also operate approximately thirty-five property management offices throughout the United States of America.

Our executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and our telephone number is (312) 474-1300.

NO PROCEEDS TO THE COMPANY

We will not receive any of the proceeds from the sale of Common Shares by Selling Shareholders. We will pay all of the costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby. Notwithstanding the previous sentence, any brokerage fees and commissions, fees and disbursements of legal counsel for the Selling Shareholders and share transfer and other taxes attributable to the issuance by us of the Common Shares will be paid by the Selling Shareholders.

SELLING SHAREHOLDERS

We may issue up to 370,490 Common Shares to the Selling Shareholders if and to the extent that the Selling Shareholders who currently hold units of limited partnership interest in our operating partnership (“Units”) exchange their Units and we issue Common Shares to them in exchange therefor. Following our issuance of any of the offered Common Shares, the Selling Shareholders may resell the Common Shares covered by this prospectus as provided under the Plan of Distribution section of this prospectus or as described in an applicable prospectus supplement.

The following table sets forth the name of each Selling Shareholder and the maximum number of Common Shares to be owned upon exchange of Units, all of which may be offered by such Selling Shareholders pursuant to this prospectus. The number of Common Shares set forth in the following table is also the number of Common Shares beneficially owned by each selling shareholder prior to the offering, except as otherwise set forth therein. Because the Selling Shareholders may sell all or some of their offered Common Shares, no estimate can be made of the number of offered Common Shares that will be sold by the Selling Shareholders or that will be owned by the Selling Shareholders upon completion of the offering. We cannot assure you that the Selling Shareholders will sell any of the offered Common Shares. In addition, we may elect to pay cash for any Units exchanged, rather than exchanging those Units for Common Shares. The Common Shares covered by this prospectus represent less than one percent of the total Common Shares outstanding as of March 31, 2008.

Name of Selling Shareholder	Number of Common Shares Beneficially Owned and Offered Hereby
Phoenix Apartments II Limited Partnership	101,228
Paradise Ridge Associates Limited Partnership	81,351
Wynnfield Associates Limited Partnership	75,450
David Dorne as Trustee of The Morgan 1999 Trust	20,607
Patricia B. Morgan as Trustee of the Michael Morgan 1994 Family Trust	20,607
E. Alan Patton	6,840
Louis H. Kuntz	6,840
Stanley D. Levy	5,301
Jacob Family Trust Agreement dated 8/16/94	4,733
Newton J. Friedman	4,150
John and Florence Keating Trust	4,057
Dimenson-Amberton Associates, Ltd.	3,377
Second Oak Mill Associates Limited Partnership	3,377
Robert Kogod	3,277
Michael L. Berman	2,990
Darrell and Blythe Glahn	2,364
John A. Harris	2,343
David and Madeline Wong Recoverable Trust	2,292
David and Faustina Chan	2,028
Steven L. Goldberg	2,028
Michelle Smith	1,639
Jerome W. Carlson	1,551
Michael and Patricia Morgan	1,539
Isaac Ronald Morgan & Marci Rosmarin Morgan	1,539
Derek Lee Empey	1,026
Rosalind M. McLeroy (f/k/a Rosalind Lawton)	1,026
Paulsen Family Trust	996
Fred W. and Virginia E. Cluff 1991 Trust	996
Thomas A. and Julia D. Haiden	996
1993 Stacy Lauren Liss Trust	852
1985 Michael Smith Liss Trust	786
Andrew Dreyfuss	437
Barney Dreyfuss III	437
Evan Dreyfuss	437
Caryn Dreyfuss	437
Rachel Dreyfuss	437
J.W. Dreyfuss Archer Q-Tip Trust	119

Total	370,490

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements the discussion under the heading “Federal Income Tax Considerations” in our annual report on Form 10-K for the year ended December 31, 2007, which has been incorporated into this prospectus by reference. The following discussion summarizes the material federal income tax considerations that may be relevant to a Selling Shareholder who desires to have its Units exchanged for Common Shares.

Tax Treatment of an Exchange of Units. If a Selling Shareholder exchanges Units of limited partnership interest in our operating partnership for Common Shares, the exchange will be a taxable event and, as a result, the Selling Shareholder will recognize gain or loss. The determination of the amount of gain or loss that will be recognized by a Selling Shareholder will be based on the difference between the amount realized for tax purposes and the tax basis in the Selling Shareholder’s Units. See “Basis of Units” below. The “amount realized” will be equal to the product of (i) the number of Units exchanged, multiplied by the price of the Common Shares received on the date of the exchange plus (ii) the portion of our operating partnership’s liabilities allocable to the Units exchanged. To the extent that this amount exceeds the Selling Shareholder’s tax basis in the Units exchanged, the Selling Shareholder will recognize gain. The amount of gain the Selling Shareholder recognizes could exceed the value of the Common Shares that the Selling Shareholder receives if the Selling Shareholder has a “negative tax capital account.” It is even possible that the tax liability resulting from this gain could exceed the value of the Common Shares that the Selling Shareholder receives.

Except as described below, any gain recognized upon a sale or other disposition of Units, which includes the exchange of Units for Common Shares, will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized by a Selling Shareholder in an exchange of Units for Common Shares attributable to a Selling Shareholder’s share of “unrealized receivables” of our operating partnership exceeds the Selling Shareholder’s basis attributable to the “unrealized receivables”, the excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in our operating partnership’s income, any rights to payments for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if our operating partnership had sold its assets at their fair market value at the time of the transfer of the Units.

For individuals, trusts and estates, net capital gain from the sale of an asset held 12 months or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than 12 months generally is 15%. An exception to the general 15% rule applies, however, to net capital gains attributable to the sale of depreciable real property. Under the exception, gain attributable to prior depreciation deductions not otherwise recaptured as ordinary income under other depreciation recapture rules is subject to a rate of tax of 25%. The Internal Revenue Service has issued final Treasury regulations providing that the 25% rate applies to sales or exchanges of interests in partnerships that hold depreciable real property. Consequently, any gain on the sale or exchange of a unit held for more than 12 months could be treated partly as gain from the sale of depreciable real property subject to the 25% rate, partly as gain from the sale of a long-term capital asset subject to a 15% tax rate, and to the extent that the gain is attributable to unrealized receivables, partly as ordinary income. However, unless continuing legislation is enacted, dividends received by an individual after December 31, 2008 will not benefit from the reduced 15% federal income tax rate and will thereafter be taxed as ordinary income subject to such individual’s applicable federal income tax rate.

Tax Treatment of a Redemption of Units. We have the right to pay to a Selling Shareholder cash in lieu of issuing Common Shares in exchange for Units. If we elect to redeem Units for cash, the tax consequences to a Selling Shareholder would depend on whether or not the redemption is a redemption of all of a Selling Shareholder’s Units. If the redemption is a redemption of all of a Selling Shareholder’s Units, the Selling Shareholder would recognize taxable gain only to the extent that the cash, plus the share of our operating partnership’s liabilities allocable to the redeemed Units, exceeded the Selling Shareholder’s tax basis in all of the Selling Shareholder’s Units immediately before the redemption. On the other hand, the Selling Shareholder would recognize taxable loss only to the extent that the Selling Shareholder’s tax basis in all of the Selling Shareholder’s Units immediately before the redemption exceeded the cash, plus the share of our operating partnership’s liabilities allocable to the redeemed Units. If the redemption is a redemption of less than all of the

Selling Shareholder’s Units, the Selling Shareholder would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the share of our operating partnership’s liabilities allocable to the redeemed Units, exceeded the Selling Shareholder’s tax basis in all of the Selling Shareholder’s Units immediately before the redemption.

Basis of Units. In general, a Selling Shareholder who originally received Units in exchange for a contribution of property to our operating partnership had an initial tax basis in the Units equal to the Selling Shareholder’s basis in the contributed property. A Selling Shareholder’s tax basis in the Units generally is increased by the Selling Shareholder’s share of our operating partnership’s taxable income and increases in the Selling Shareholder’s share of liabilities of our operating partnership allocated to such Selling Shareholder. If the Selling Shareholder is an obligated partner under a deficit restoration obligation or has guaranteed partnership indebtedness, the Selling Shareholder’s basis may also include additional liabilities. A Selling Shareholder’s initial tax basis in the Units generally is decreased, but not below zero, by the Selling Shareholder’s share of our operating partnership’s distributions, decreases in the Selling Shareholder’s liabilities in our operating partnership allocated to such Selling Shareholder, the amount of any Selling Shareholder liabilities assumed by the operating partnership, the Selling Shareholder’s share of losses of our operating partnership, and the Selling Shareholder’s share of nondeductible expenditures of our operating partnership that are not chargeable to capital.

Potential Application of the Disguised Sale Rules to a Redemption of Units. There is a risk that if a Unit is redeemed, particularly if it is redeemed within two years of when it was issued, the IRS might contend that the original transaction pursuant to which the Units were issued should be treated as a “disguised sale” of property. Under the disguised sale rules, unless an exception applies, a partner’s contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration, including the assumption of or taking subject to a liability, from the partnership to the partner may be treated as a sale, in whole or in part, of the property by the partner to the partnership. If money or other consideration is transferred by a partnership to a partner within two years of the partner’s contribution of property, the transactions are presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. If two years have passed between the transfer of money or other consideration and the contribution of property, the transactions will not be presumed to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

You are advised to consult with your own tax advisors regarding the specific tax consequences of the exchange or redemption of Units, including the federal, state, local, foreign or other tax consequences relating thereto.

PLAN OF DISTRIBUTION

Any of the Selling Shareholders may from time to time, in one or more transactions, sell all or a portion of the offered Common Shares on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the Common Shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered Common Shares from time to time will be determined by the Selling Shareholders and, at the time of such determination, may be higher or lower than the market price of the Common Shares on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a Selling Shareholder or from purchasers of offered Common Shares for whom they may act as agents, and underwriters may sell offered Common Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of offered Common Shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The offered Common Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered Common Shares may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell the offered Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of the New York Stock Exchange; (e) privately negotiated transactions; and (f) underwritten transactions. The selling shareholders and any underwriters, dealers or agents participating in the distribution of the offered Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the offered Common Shares by the Selling Shareholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

When a Selling Shareholder elects to make a particular offer of Common Shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such Selling Shareholder and any other required information will be identified in a prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, the Common Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the Common Shares registered hereunder, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. In addition, the Selling Shareholders will pay any brokerage fees and commissions, fees and disbursements of their legal counsel and share transfer and other taxes attributable to the sale of the Common Shares.

EXPERTS

The consolidated financial statements and schedule of Equity Residential appearing in Equity Residential’s Annual Report (Form 10-K) for the year ended December 31, 2007 and Current Report on Form 8-K dated May 30, 2008, the effectiveness of internal control over financial reporting as of December 31, 2007 also included in the Form 10-K, and the Statements of Revenue and Certain Expenses of the Florida Portfolio, Berkeley Portfolio, Teresina at Lomas Verdes, Upper West Side Portfolio and Greenwood Properties included in Equity Residential’s Current Report on Form 8-K dated January 4, 2008, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule, the effectiveness of our internal control over financial reporting and the statements of revenue and certain expenses are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the offered Common Shares has been passed upon for us by the law firm of DLA Piper US LLP. Certain tax matters have been passed upon for us by DLA Piper US LLP, Chicago, Illinois, our special tax counsel.

370,490 Shares

EQUITY RESIDENTIAL

Common Shares of Beneficial Interest

PROSPECTUS

                    , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee	$616
Legal Fees and Expenses*	30,000
Accounting Fees and Expenses*	10,000
Printing and Duplicating Expenses*	5,000
Miscellaneous*	5,000

Total*	$50,616

*	Estimated

Item 15.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding. The Registrant’s Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law, effective October 1, 1994, permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (“MGCL”) for directors and officers of Maryland corporations. As permitted by the MGCL, the Registrant’s bylaws require it to indemnify (a) any present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Registrant’s express request who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any present or former trustee or officer or any individual who, while a trustee or officer served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Registrant’s express request against any claim or liability to which he may become subject by reason of service in such capacity unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) any present or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Registrant’s bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Registrant’s express request made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officer, the Registrant shall have received (1) a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized or required by the bylaws and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the applicable standard of conduct was not met. The Registrant’s bylaws also (x) permit the Registrant to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served a predecessor of the Registrant or to any employee or agent of the Registrant or a predecessor of the Registrant, (y) provide that any indemnification and payment or reimbursement of the expenses permitted by the bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (z) permit the Registrant to provide to the trustees and officers such other and further indemnification or payment or reimbursement of expenses to the fullest extent permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

The Registrant has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Registrant indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under the Registrant’s trustees and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.

The partnership agreements of ERP Operating Limited Partnership and its management subsidiaries also provide for indemnification of the Registrant and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Registrant in its Declaration of Trust, and limit the liability of the Registrant and its officers and trustees to the Operating Partnership and the Management Partnerships and their respective partners to the same extent that the liability of the officers and trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant’s Declaration of Trust.

ITEM 16.	Exhibits

4.1*	—	Articles of Restatement of Declaration of Trust of Equity Residential
4.3**	—	Fifth Amended and Restated Bylaws of Equity Residential
5	—	Opinion of DLA Piper US LLP
8	—	Opinion of DLA Piper US LLP
23.1	—	Consent of Ernst & Young LLP
23.2	—	Consent of DLA Piper US LLP (included in Exhibit 5)
23.3	—	Consent of DLA Piper US LLP (included in Exhibit 8)
24	—	Power of Attorney (filed as part of the signature page to the Registration Statement)

*	Included as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
**	Included as Exhibit 3.1 to the Company’s Form 8-K dated December 9, 2004 and filed on December 10, 2004.

ITEM 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities (if the total dollar value of Securities would not exceed that which was registered) and a deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii), and (a)(a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports field with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus that is filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 30, 2008.

EQUITY RESIDENTIAL

By:	/S/ DAVID J. NEITHERCUT
David J. Neithercut, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities set forth below and on the dates indicated:

Name	Title	Date
/S/ DAVID J. NEITHERCUT* David J. Neithercut	President, Chief Executive Officer and Trustee	June 30, 2008

/S/ MARK J. PARRELL* Mark J. Parrell	Executive Vice President and Chief Financial Officer	June 30, 2008

/S/ IAN S. KAUFMAN* Ian S. Kaufman	First Vice President and Chief Accounting Officer	June 30, 2008

/S/ JOHN W. ALEXANDER* John W. Alexander	Trustee	June 30, 2008

/S/ CHARLES L. ATWOOD* Charles L. Atwood	Trustee	June 30, 2008

/S/ STEPHEN O. EVANS* Stephen O. Evans	Trustee	June 30, 2008

/S/ BOONE A. KNOX* Boone A. Knox	Trustee	June 30, 2008

/S/ JOHN E. NEAL* John E. Neal	Trustee	June 30, 2008

/S/ DESIREE G. ROGERS* Desiree G. Rogers	Trustee	June 30, 2008

/S/ SHELI Z. ROSENBERG* Sheli Z. Rosenberg	Trustee	June 30, 2008

/S/ B. JOSEPH WHITE* B. Joseph White	Trustee	June 30, 2008

/S/ GERALD A. SPECTOR* Gerald A. Spector	Vice Chairman of the Board of Trustees	June 30, 2008

/S/ SAMUEL ZELL* Samuel Zell	Chairman of the Board of Trustees	June 30, 2008

*By:	/s/ IAN S. KAUFMAN	Individually and as Attorney-in-Fact	June 30, 2008
Ian S. Kaufman

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1*	Articles of Restatement of Declaration of Trust of Equity Residential

4.3**	Fifth Amended and Restated Bylaws of Equity Residential

5	Opinion of DLA Piper US LLP

8	Opinion of DLA Piper US LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of DLA Piper US LLP (included in Exhibit 5)

23.3	Consent of DLA Piper US LLP (included in Exhibit 8)

24	Power of Attorney (filed as part of the signature page to the Registration Statement)

*	Included as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
**	Included as Exhibit 3.1 to the Company’s Form 8-K dated December 9, 2004 and filed on December 10, 2004.